WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

June 1, 2007

Office of Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen,

We have read Item 4.02 of the Current Report on Form 8-K dated May 29, 2007 of Advanced Communications Technologies, Inc., (Commission File No.000-30486) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to our firm.

Weinberg & Company, PA

WEINBERG & COMPANY, P.A.
Certified Public Accountants

6100 Glades Road • Suite 314
Boca Raton, Florida 33434
Telephone: 561 487 5765
Facsimile: 561 487 5766

1925 Century Park East • Suite 1120
Los Angeles, California 90067
Telephone: 310 601 2200
Facsimile: 310 601 2201
www.cpaweinberg.com

Room 2707, 27/F
Shui On Centre • 6-8 Harbour Road
Wanchai, Hong Kong, P.R.C.
Telephone: 852-2780-7231
Facsimile: 852-2780-8717